UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2019

AMAG Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, AMAG Pharmaceuticals, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”).  At the 2019 Annual Meeting, the Company’s stockholders approved the 2019 Equity Incentive Plan (the “2019 Plan”) to replace and supplement the Company’s existing Fourth Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”). The 2019 Plan is intended as the successor to the 2007 Plan and had been previously approved, subject to stockholder approval, by the Company’s Board of Directors. The Company’s officers and directors are among the persons eligible to receive awards under the 2019 Plan in accordance with the terms and conditions thereunder.

As of the date the 2019 Plan was adopted by our stockholders (the “Effective Date”), no additional awards will be granted under the 2007 Plan. The number of shares available for future grants under the 2019 Plan consists of the sum of (i) the number of shares remaining available for issuance under the 2007 Plan as of the Effective Date and (ii) an additional 2,161,000 shares. All outstanding awards granted under the 2007 Plan will remain subject to the terms of the 2007 Plan. Any shares subject to outstanding awards granted under the 2007 Plan that expire or terminate for any reason prior to exercise will be added to the total number of shares available for issuance under the 2019 Plan. All awards granted on or after the Effective Date will be subject to the terms of the 2019 Plan. The 2019 Plan limits the value of all awards, in combination with cash paid, to the Company’s non-employee directors such that no non-employee director shall receive total compensation greater than $750,000 for the first year of service and $500,000 for each year of service thereafter.

A detailed summary of the 2019 Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting filed with the Securities and Exchange Commission on April 15, 2019 (the “Proxy Statement”) under the caption “Proposal 2: Approval of the AMAG Pharmaceuticals, Inc. 2019 Equity Incentive Plan”, which summary is incorporated herein by reference. That detailed summary of the 2019 Plan and the foregoing description of the 2019 Plan are qualified in their entirety by reference to the full text of the 2019 Plan, a copy of which filed hereto as Exhibit 10.1 and incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As disclosed above, on May 16, 2019, the Company held its 2019 Annual Meeting. As of March 29, 2019, the record date for the 2019 Annual Meeting, 33,746,828 shares of the Company’s common stock were issued and outstanding, of which 28,548,760 shares were represented, in person or by proxy, at the 2019 Annual Meeting, constituting a quorum. The following proposals, which are described in detail in the Proxy Statement, were voted upon and approved at the 2019 Annual Meeting:

1.     To elect the following persons as directors to serve until the next Annual Meeting and until their successors have been elected and qualified:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
William K. Heiden	22,703,107	1,758,182	5,628	4,081,843
Barbara Deptula	22,671,730	1,788,627	6,560	4,081,843
John A. Fallon, M.D.	22,499,992	1,961,351	5,574	4,081,843
Kathrine O'Brien	22,704,559	1,757,485	4,873	4,081,843
Robert J. Perez	22,555,682	1,904,129	7,106	4,081,843
Anne M. Phillips, M.D., FRCPC	22,650,661	1,811,533	4,723	4,081,843
Gino Santini	17,496,653	6,963,108	7,156	4,081,843
Davey S. Scoon	22,560,899	1,898,761	7,257	4,081,843
James R. Sulat	22,569,670	1,890,090	7,157	4,081,843

2.    To approve the 2019 Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,278,484	3,178,923	9,510	4,081,843

3.    To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,201,314	2,253,584	12,019	4,081,843

4.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,923,222	620,755	4,783	-

Item 9.01. Financial Statement and Exhibits.

Exhibit No.	Description

10.1
AMAG Pharmaceuticals, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 15, 2019, File No. 001-10865)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Quality & Corporate Secretary
Dated:	May 17, 2019

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